Exhibit 99.1

News Release
Investor Contact:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com
Media Contact:
Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Fourth Quarter and Annual Results
HOUSTON, Texas (January 23, 2013) – Baker Hughes Incorporated (NYSE: BHI) announced today income from continuing operations attributable to Baker Hughes for the fourth quarter of 2012 of $211 million or $0.48 per diluted share, including an after-tax charge of $63 million ($0.14 per diluted share) for bad debt provisions in Latin America. These results compare to adjusted income from continuing operations (a non-GAAP measure) of $526 million or $1.20 per diluted share for the fourth quarter of 2011, and $308 million or $0.70 per diluted share for the third quarter of 2012. Third quarter of 2012 results included an after-tax charge of $27 million ($0.06 per diluted share) for bad debt provisions in Latin America and Europe.
Adjusted income from continuing operations for the year 2012 was $1.32 billion or $3.00 per diluted share, compared to $1.81 billion, or $4.14 per diluted share for the year 2011.
Revenue for the fourth quarter of 2012 was $5.22 billion, down 1% compared to $5.30 billion for the fourth quarter of 2011 and flat compared to $5.23 billion for the third quarter of 2012. Revenue for the year 2012 was a record $20.93 billion, up 8% compared to $19.43 billion for the year 2011.
On a GAAP basis, income from continuing operations attributable to Baker Hughes for the fourth quarter of 2012 was $211 million or $0.48 per diluted share compared to $0.76 per diluted share for the fourth quarter of 2011, and $0.60 per diluted share for the third quarter of 2012. Income from continuing operations attributable to Baker Hughes for the year 2012 was $1.28 billion or $2.90 per diluted share, compared to $3.96 per diluted share for the year 2011. Please see Table 1 for a reconciliation of GAAP to non-GAAP Financial Measures.
“In 2012 we posted record revenue, with growth coming from all operating segments,” said Martin Craighead, Baker Hughes President and Chief Executive Officer. “Our international operations increased revenue by 11%, despite only a 2% rise in the international rig count during the year. We've built a strong position in many of the world's offshore markets and significantly expanded our Integrated Operations business in the Middle East. In North America, our business grew by 5%, based largely on the successful introduction of several well construction technologies, and strong demand for our production product lines in the growing unconventional market.”
Craighead added, “We are very pleased with our performance in the Gulf of Mexico where our business expanded more than 30% for the year, based on a rebound in deepwater activity, share gains in drilling and wireline services, and modest improvements in price. Looking ahead, we see a favorable mix of development work building, and this will play well to our strength in completions and production.”
Craighead continued, “Our fourth quarter results reflect the challenges faced by the industry as North American activity declined sharply towards the end of the year, and we continue to deal with unfavorable pricing conditions in the pressure pumping market. As a result, we experienced a decline in North America revenues and margins this quarter. The revenue declines were almost entirely offset by gains in our international business, driven by record revenues in all of our international segments during the quarter.”

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Baker Hughes Announces Fourth Quarter and Annual Results

Craighead added, “During the quarter, our balance sheet improved, with receivables and inventories being reduced by nearly $400 million combined. Maintaining a strong balance sheet and capital discipline will remain a theme, and we intend to reduce our capital expenditures by approximately 30% in 2013.”
Cash was $1.02 billion as of December 31, 2012, compared to $1.01 billion at September 30, 2012. Debt decreased by $229 million to $4.92 billion compared to the third quarter of 2012.
Capital expenditures were $714 million, depreciation and amortization expense was $406 million, and dividend payments were $66 million during the fourth quarter 2012. For the year 2012, capital expenditures were $2.87 billion, depreciation and amortization expense was $1.53 billion, and dividend payments were $263 million.
Adjusted EBITDA (a non-GAAP measure) in the fourth quarter of 2012 was $841 million, down $83 million compared to the third quarter of 2012. For the full year, Adjusted EBITDA was $3.73 billion. A reconciliation of income from continuing operations attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b.

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended
	December 31,		September 30,
(In millions, except per share amounts)	2012	2011	2012
Revenue	$5,221	$5,295	$5,228
Costs and expenses:
Cost of revenue	4,351	4,047	4,305
Research and engineering	126	125	117
Marketing, general and administrative	309	296	344
Impairment of trade names	—	280	—
Total costs and expenses	4,786	4,748	4,766
Operating income	435	547	462
Interest expense, net	(57)	(57)	(49)
Income from continuing operations before income taxes	378	490	413
Income taxes	(166)	(155)	(143)
Income from continuing operations	212	335	270
Income (loss) from discontinued operations, net of tax	3	(17)	14
Net income	215	318	284
Net (income) attributable to noncontrolling interests	(1)	(4)	(5)
Net income attributable to Baker Hughes	$214	$314	$279

Amounts attributable to Baker Hughes:
Income from continuing operations	$211	$331	$265
Income (loss) from discontinued operations	3	(17)	14
Net income attributable to Baker Hughes	$214	$314	$279

Basic earnings per share:
Income from continuing operations	$0.48	$0.76	$0.60
Income (loss) from discontinued operations	0.01	(0.04)	0.03
Basic earnings per share attributable to Baker Hughes	$0.49	$0.72	$0.63

Diluted earnings per share:
Income from continuing operations	$0.48	$0.76	$0.60
Income (loss) from discontinued operations	0.01	(0.04)	0.03
Diluted earnings per share attributable to Baker Hughes	$0.49	$0.72	$0.63

Weighted average shares outstanding, basic	440	438	440
Weighted average shares outstanding, diluted	441	439	441
Depreciation and amortization expense	$406	$334	$399
Capital expenditures	$714	$802	$732

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income
(Unaudited)

	Year Ended December 31,
(In millions, except per share amounts)	2012	2011
Revenue	$20,929	$19,431
Costs and expenses:
Cost of revenue	17,011	14,947
Research and engineering	492	456
Marketing, general and administrative	1,284	1,158
Impairment of trade names	—	280
Total costs and expenses	18,787	16,841
Operating income	2,142	2,590
Interest expense, net	(210)	(221)
Loss on early extinguishment of debt	—	(40)
Income from continuing operations before income taxes	1,932	2,329
Income taxes	(645)	(589)
Income from continuing operations	1,287	1,740
Income from discontinued operations, net of tax	30	3
Net income	1,317	1,743
Net (income) attributable to noncontrolling interests	(6)	(4)
Net income attributable to Baker Hughes	$1,311	$1,739

Amounts attributable to Baker Hughes:
Income from continuing operations	$1,281	$1,736
Income from discontinued operations	30	3
Net income attributable to Baker Hughes	$1,311	$1,739

Basic earnings per share:
Income from continuing operations	$2.91	$3.98
Income from discontinued operations	0.07	0.01
Basic earnings per share attributable to Baker Hughes	$2.98	$3.99

Diluted earnings per share:
Income from continuing operations	$2.90	$3.96
Income from discontinued operations	0.07	0.01
Diluted earnings per share attributable to Baker Hughes	$2.97	$3.97

Weighted average shares outstanding, basic	440	436
Weighted average shares outstanding, diluted	441	438
Depreciation and amortization expense	$1,528	$1,285
Capital expenditures	$2,874	$2,426

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Balance Sheets
(Unaudited)

	December 31,	December 31,
(In millions)	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,015	$1,050
Accounts receivable - less allowance for doubtful accounts (2012 - $305, 2011 - $226)	4,720	4,794
Inventories, net	3,771	3,211
Other current assets	802	644
Assets of discontinued operations	682	646
Total current assets	10,990	10,345
Property, plant and equipment, net	8,530	7,245
Goodwill	5,612	5,637
Intangible assets, net	944	1,086
Other assets	613	534
Total assets	$26,689	$24,847
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,698	$1,774
Short-term debt and current portion of long-term debt	1,079	224
Accrued employee compensation	638	695
Other accrued liabilities	661	752
Liabilities of discontinued operations	51	56
Total current liabilities	4,127	3,501
Long-term debt	3,837	3,845
Deferred income taxes and other tax liabilities	745	810
Long-term liabilities	712	727
Equity	17,268	15,964
Total liabilities and equity	$26,689	$24,847

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(In millions)	2012	2011
Cash flows from operating activities:
Income from continuing operations	$1,287	$1,740
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	1,528	1,285
Other, primarily working capital	(980)	(1,518)
Net cash flows from operating activities	1,835	1,507
Cash flows from investing activities:
Expenditures for capital assets	(2,874)	(2,426)
Other	353	535
Net cash flows from investing activities	(2,521)	(1,891)
Cash flows from financing activities:
Net proceeds (payments) of debt	847	54
Dividends	(263)	(261)
Other	62	177
Net cash flows from financing activities	646	(30)
Effect of foreign exchange rate changes on cash	5	8
Decrease in cash and cash equivalents	(35)	(406)
Cash and cash equivalents, beginning of period	1,050	1,456
Cash and cash equivalents, end of period	$1,015	$1,050

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following tables reconcile income from continuing operations attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income from continuing operations1 (a non-GAAP financial measure). These reconciliations exclude certain identified items for the three-month periods ended December 31, 2011 and September 30, 2012 and for the years ended December 31, 2012 and 2011. There were no identified items requiring adjustment for the fourth quarter of 2012.

	Three Months Ended
	December 31,		September 30,
	2011		2012
(Unaudited) (In millions, except per share amounts)	Income from Continuing Operations	Diluted Earnings Per Share	Income from Continuing Operations	Diluted Earnings Per Share
Income from continuing operations attributable to Baker Hughes (GAAP)	$331	$0.76	$265	$0.60
Identified Items:
Impairment of trade names[2]	195	0.44	—	—
Information technology charges[3]	—	—	28	0.07
Facility closure[4]	—	—	15	0.03
Adjusted income from continuing operations (non-GAAP)[1]	$526	$1.20	$308	$0.70

	Year Ended December 31,
	2012		2011
(Unaudited) (In millions, except per share amounts)	Income from Continuing Operations	Diluted Earnings Per Share	Income from Continuing Operations	Diluted Earnings Per Share
Income from continuing operations attributable to Baker Hughes (GAAP)	$1,281	$2.90	$1,736	$3.96
Identified Items:
Expenses related to Libya[5]	—	—	70	0.16
Tax benefit associated with reorganization[6]	—	—	(214)	(0.49)
Loss on early extinguishment of debt[7]	—	—	26	0.06
Impairment of trade names[2]	—	—	195	0.45
Information technology charges[3]	28	0.07	—	—
Facility closure[4]	15	0.03	—	—
Adjusted income from continuing operations (non-GAAP)[1]	$1,324	$3.00	$1,813	$4.14

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Baker Hughes Announces Fourth Quarter and Annual Results

1
Adjusted income from continuing operations is a non-GAAP measure comprised of income from continuing operations attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted income from continuing operations is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted income from continuing operations as a measure of the performance of the Company’s operations.

2
Charge of $280 million before-tax ($195 million after-tax), the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name as part of our overall branding strategy for Baker Hughes.

3	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
4	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.
5
Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts, and reserves for inventory and certain other assets in the second quarter of 2011 as a result of civil unrest in Libya.

6	Noncash tax benefit of $214 million associated with the reorganization of certain foreign subsidiaries in the third quarter of 2011.
7	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment in the third quarter of 2011 of $500 million notes due 2013.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	December 31,		September 30,
(In millions)	2012	2011	2012
Income from continuing operations attributable to Baker Hughes	$211	$331	$265
Income from continuing operations attributable to noncontrolling interests	1	4	5
Income taxes	166	155	143
Income from continuing operations before income taxes	378	490	413
Interest expense, net	57	57	49
Earnings before interest and taxes (EBIT)	435	547	462
Depreciation and amortization expense	406	334	399
Earnings before interest, taxes, depreciation and amortization (EBITDA)	841	881	861
Adjustments to EBITDA:
Information technology charges[2]	—	—	43
Facility closure[3]	—	—	20
Impairment of trade names[4]	—	280	—
Adjusted EBITDA	$841	$1,161	$924

	Year Ended December 31,
(In millions)	2012	2011
Income from continuing operations attributable to Baker Hughes	$1,281	$1,736
Income from continuing operations attributable to noncontrolling interests	6	4
Income taxes	645	589
Income from continuing operations before income taxes	1,932	2,329
Interest expense, net	210	221
Earnings before interest and taxes (EBIT)	2,142	2,550
Depreciation and amortization expense	1,528	1,285
Earnings before interest, taxes, depreciation and amortization (EBITDA)	3,670	3,835
Adjustments to EBITDA:
Information technology charges[2]	43	—
Facility closure[3]	20	—
Impairment of trade names[4]	—	280
Expenses related to Libya[5]	—	70
Loss on early extinguishment of debt[6]	—	40
Adjusted EBITDA	$3,733	$4,225

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Baker Hughes Announces Fourth Quarter and Annual Results

1
EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
3	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.
4
Charge of $280 million before-tax ($195 million after-tax), the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name as part of our overall branding strategy for Baker Hughes.

5
Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter of 2011 as a result of civil unrest in Libya.

6	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment in the third quarter of 2011 of $500 million notes due 2013.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	December 31,		September 30,
(In millions)	2012	2011[2]	2012
Segment Revenue
North America	$2,559	$2,828	$2,742
Latin America	639	602	583
Europe/Africa/Russia Caspian	950	910	866
Middle East/Asia Pacific	882	764	844
Industrial Services[3]	191	191	193
Total Operations	$5,221	$5,295	$5,228
Profit Before Tax
North America	$222	$417	$288
Latin America	8	19	45
Europe/Africa/Russia Caspian	173	101	104
Middle East/Asia Pacific	80	69	71
Industrial Services[3]	21	5	13
Total Operations	$504	$611	$521
Corporate and Other Profit Before Tax
Interest expense, net	(57)	(57)	(49)
Loss on early extinguishment of debt	—	—	—
Corporate and other	(69)	(64)	(59)
Corporate, net interest and other	(126)	(121)	(108)
Profit Before Tax	$378	$490	$413
Profit Before Tax Margin[1]
North America	9%	15%	11%
Latin America	1%	3%	8%
Europe/Africa/Russia Caspian	18%	11%	12%
Middle East/Asia Pacific	9%	9%	8%
Industrial Services[3]	11%	3%	7%
Total Operations	10%	12%	10%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income from continuing operations before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
The revenue and profit before tax of Reservoir Development Services was reclassified from the Industrial Services segment into the geographic operating segments at the beginning of 2012. Quarterly segment revenue and profit before tax for the two years ended December 31, 2011 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

3
Quarterly revenue and profit before tax for the Industrial Services segment have been reclassified for all prior periods to exclude the discontinued operations of the Process and Pipeline Services business and are available online at: www.bakerhughes.com/investor in the financial information section.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Year Ended December 31,
(In millions)	2012	2011[2]
Segment Revenue
North America	$10,836	$10,279
Latin America	2,399	2,190
Europe/Africa/Russia Caspian	3,634	3,372
Middle East/Asia Pacific	3,275	2,852
Industrial Services[3]	785	738
Total Operations	$20,929	$19,431
Profit Before Tax
North America	$1,268	$1,908
Latin America	197	223
Europe/Africa/Russia Caspian	586	336
Middle East/Asia Pacific	313	310
Industrial Services[3]	79	85
Total Operations	$2,443	$2,862
Corporate and Other Profit Before Tax
Interest expense, net	(210)	(221)
Loss on early extinguishment of debt	—	(40)
Corporate and other	(301)	(272)
Corporate, net interest and other	(511)	(533)
Profit Before Tax	$1,932	$2,329
Profit Before Tax Margin[1]
North America	12%	19%
Latin America	8%	10%
Europe/Africa/Russia Caspian	16%	10%
Middle East/Asia Pacific	10%	11%
Industrial Services[3]	10%	12%
Total Operations	12%	15%
See footnotes from Table 3a.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 4a: Adjustments to Operating Profit Before Tax1, 2

	Three Months Ended
	December 31,	September 30,
(In millions)	2011[3]	2012[4]
Adjustments to Operating Profit Before Tax
North America	$105	$33
Latin America	64	7
Europe/Africa/Russia Caspian	48	11
Middle East/Asia Pacific	47	10
Industrial Services	16	2
Total Operations	$280	$63

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income from continuing operations before income taxes”) less certain identified costs. Management uses this measure because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance, and that this measure may be used by investors to make informed investment decisions.

2	There were no items identified requiring adjustment in the fourth quarter of 2012.
3
Charge of $280 million before-tax, the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name as part of our overall branding strategy for Baker Hughes.

4
Charges of $43 million before-tax related to internally developed software and other information technology assets in the third quarter of 2012. Charges associated with the closure of a chemical manufacturing facility in the United Kingdom were $20 million before-tax in the third quarter of 2012. The information technology assets and manufacturing facility supported our global operations. Therefore, these costs have been allocated to all segments.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 4b: Adjustments to Operating Profit Before Tax1

	Year Ended December 31,
(In millions)	2012[2]	2011[3]
Adjustments to Operating Profit Before Tax
North America	$33	$105
Latin America	7	64
Europe/Africa/Russia Caspian	11	118
Middle East/Asia Pacific	10	47
Industrial Services	2	16
Total Operations	$63	$350

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income from continuing operations before income taxes”) less certain identified costs. Management uses this measure because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance, and that this measure may be used by investors to make informed investment decisions.

2
Charges of $43 million before-tax related to internally developed software and other information technology assets in the third quarter of 2012. Charges associated with the closure of a chemical manufacturing facility in the United Kingdom were $20 million before-tax in the third quarter of 2012. The information technology assets and manufacturing facility supported our global operations. Therefore, these costs have been allocated to all segments.

3
Charge of $280 million before-tax, the majority of which relates to the noncash impairment associated with the decision to minimize the use of the BJ Services trade name as part of our overall branding strategy for Baker Hughes in the fourth quarter of 2011. Charges associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets as a result of civil unrest in Libya were $70 million before-tax in the second quarter of 2011.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin1, excluding charges for the impairment of certain trade names recorded in the fourth quarter of 2011 and charges related to information technology and the closure of a chemical manufacturing facility recorded in the third quarter of 2012 (see Table 4a). There were no items requiring adjustment for the fourth quarter of 2012.

	Three Months Ended
	December 31,		September 30,
(In millions)	2012	2011[2]	2012
Segment Revenue
North America	$2,559	$2,828	$2,742
Latin America	639	602	583
Europe/Africa/Russia Caspian	950	910	866
Middle East/Asia Pacific	882	764	844
Industrial Services[3]	191	191	193
Total Operations	$5,221	$5,295	$5,228
Operating Profit Before Tax[1]
North America	$222	$522	$321
Latin America[4]	8	83	52
Europe/Africa/Russia Caspian[4]	173	149	115
Middle East/Asia Pacific	80	116	81
Industrial Services[3]	21	21	15
Total Operations	$504	$891	$584
Operating Profit Before Tax Margin[1]
North America	9%	18%	12%
Latin America[4]	1%	14%	9%
Europe/Africa/Russia Caspian[4]	18%	16%	13%
Middle East/Asia Pacific	9%	15%	10%
Industrial Services[3]	11%	11%	8%
Total Operations	10%	17%	11%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income from continuing operations before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
The revenue and operating profit before tax of Reservoir Development Services was reclassified from the Industrial Services segment into the geographic operating segments at the beginning of 2012. Quarterly segment revenue and operating profit before tax for the two years ended December 31, 2011, have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

3
Quarterly revenue and operating profit before tax for the Industrial Services segment have been reclassified for all prior periods to exclude the discontinued operations of the Process and Pipeline Services business and are available online at: www.bakerhughes.com/investor in the financial information section.

4
Operating profit before tax and operating profit before tax margin include bad debt provisions of $63 million in Latin America in the fourth quarter of 2012 and $22 million in Latin America and $7 million in Europe/Africa/Russia Caspian in the third quarter of 2012.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin1, excluding charges related to information technology and the closure of a chemical manufacturing facility recorded in 2012, as well as charges for the impairment of certain trade names and expenses related to Libya recorded in 2011 (see Table 4b).

	Year Ended December 31,
(In millions)	2012	2011[2]
Segment Revenue
North America	$10,836	$10,279
Latin America	2,399	2,190
Europe/Africa/Russia Caspian	3,634	3,372
Middle East/Asia Pacific	3,275	2,852
Industrial Services[3]	785	738
Total Operations	$20,929	$19,431
Operating Profit Before Tax[1]
North America	$1,301	$2,013
Latin America[4]	204	287
Europe/Africa/Russia Caspian[4]	597	454
Middle East/Asia Pacific	323	357
Industrial Services[3]	81	101
Total Operations	$2,506	$3,212
Operating Profit Before Tax Margin[1]
North America	12%	20%
Latin America[4]	9%	13%
Europe/Africa/Russia Caspian[4]	16%	13%
Middle East/Asia Pacific	10%	13%
Industrial Services[3]	10%	14%
Total Operations	12%	17%

See footnotes from Table 5a.

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Baker Hughes Announces Fourth Quarter and Annual Results

Baker Hughes Operational Highlights

Baker Hughes deployed an integrated suite of formation evaluation technologies that resulted in significant production improvement and cost savings on a multi well project in the United States Marcellus shale play. The first four wells of the project were completed conventionally, using geometric fracturing designs with 21 stages in each well. For the fifth well, we combined our wireline RPM™ lithology evaluation and XMAC™ formation fracture evaluation technologies and used our findings to recommend a 16-stage, non-geometric completion design that improved production by approximately 30% relative to the other four wells.
In the Gulf of Mexico, Baker Hughes capped off two years of research and development to successfully deploy the next generation multi zone, single trip frac system. This new system allows for multiple fracs during a single trip and has set an industry record for this type of installation with a total completion depth of more than 26,300 feet (8,015 meters).
Results of the first successful deployment of our Steerable Drilling Liner (SDL) technology for a significant customer in an offshore well in Norway showed that recovery could be increased by about 350,000 barrels. Based on those results, the customer signed a four-year agreement with Baker Hughes to develop second-generation SDL technology that will potentially make it possible to increase recovery by up to one million barrels per well.
In East Africa, we have opened new facilities in Pemba and Maputo, Mozambique, as well as Nairobi, Kenya. These new facilities are critical to support our ongoing growth in that important offshore market, including a recently awarded six-year contract for directional drilling, measurement and logging-while-drilling, surface logging and drill bits with a major customer in Mozambique and Tanzania.
In Brazil, Baker Hughes was awarded a major integrated services contract by an independent Brazilian operator for its upcoming exploratory campaign in a deepwater Santos Basin field. We will provide drilling, evaluation, completion, pressure pumping, testing, and artificial lift technologies and services. In announcing the contract, the operator commented, “Baker Hughes submitted the best technical and commercial solutions for this highly demanding project, which was a result of properly understanding our expectations.”
Baker Hughes set a new drilling performance record in Bolivia using the 24-inch Kymera™ hybrid drill bit in TruTrak™ and VertiTrak™ automated directional drilling assemblies. In drilling to a depth of 9,750 feet (2,970 meters), we helped our customer save 52 days of drilling time, eliminate an estimated eight runs, and increase the average penetration rate to 2½ times that of other wells in the field.
Baker Hughes drilling and completions fluids technologies and services has made it possible for oil-based drilling fluids to be used for the first time in Papua New Guinea. Logistical challenges and environmental concerns previously precluded using these fluids in this ecologically sensitive area. Baker Hughes designed a 25,000-lb-capacity drilling fluids blending and storage plant with modular, transportable components and erected the tanks and ancillary equipment on site. Environmental aspects played a key role in the plant's physical design and processes.

In Western Canada, we leveraged our integrated oilfield services offerings to drill the longest horizontal well and lateral section in the Cardium formation with 100% reliability. Using the AutoTrak™ rotary steerable system and Baker Hughes drill bits, the well was drilled to a total depth of more than 18,000 feet (5,485 meters), with a horizontal section of nearly 10,000 feet (3,050 meters). The project was completed with zero failures and zero incidents.
Supplemental Financial Information
Supplemental financial information, including reconciliations to GAAP measures, can be found on our website at: www.bakerhughes.com/investor in the financial information section.

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Baker Hughes Announces Fourth Quarter and Annual Results

Conference Call
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Wednesday, January 23, 2013, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information and guidance that will be discussed on the conference call will also be posted to the company’s website and available for real-time viewing. To access the call, please call the conference call operator at: 800-446-1671 in the United States, or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.”  To access the slide presentation and webcast, go to: http://www.bakerhughes.com/investor. A replay of the conference call and webcast will be available through Wednesday, February 6, 2013. The phone numbers for the conference call replay are: 888-843-7419 in the United States, or 630-652-3042 for international calls. The access code is: 33868070.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2011; Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at: http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at: http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic and political conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the impact of political conditions on collecting accounts receivable and entering into new contracts with certain national oil companies; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.

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Baker Hughes Announces Fourth Quarter and Annual Results

Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum–producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to sell our discontinued operations at an acceptable price and on acceptable terms and conditions; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.

Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the United States and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 58,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit: www.bakerhughes.com.